                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
               EXCHANGE ACT OF 1934 (AMENDMENT NO.             )

     Filed by the registrant /x/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /x/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           RAMSAY HEALTHCARE, INC.
- - - --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                PAUL J. RAMSAY
- - - --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     /x/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- - - --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- - - --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

- - - --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- - - --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- - - --------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:

- - - --------------------------------------------------------------------------------
     (3) Filing party:

- - - --------------------------------------------------------------------------------
     (4) Date filed:

- - - --------------------------------------------------------------------------------


- - - ---------------
    (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                            RAMSAY HEALTH CARE, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 28, 1994


         The Annual Meeting of Stockholders of RAMSAY HEALTH CARE, INC. ("RHC" or the "Company") will be held at The Peninsula New York, 700 Fifth Avenue, New York, New York at 2:00 P.M., local time, on November 28, 1994, for the following purposes, as more fully described in the accompanying Proxy
Statement:

                 1.       To elect nine directors of RHC for the ensuing year;

                 2. To consider and take action upon a proposal to ratify the Board of Directors' selection of Ernst & Young LLP to serve as the Company's independent auditors for the fiscal year ending June 30, 1995; and

                 3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         Only RHC stockholders of record at the close of business on October 17, 1994 will be entitled to notice of and to vote at the meeting, or any adjournment or adjournments thereof. A list of the stockholders entitled to vote at the meeting may be examined at the offices of Haythe & Curley, 237 Park Avenue, New York, New York during the ten-day period preceding the meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY. NO POSTAGE IS REQUIRED WHEN MAILED IN THE UNITED STATES. THE PROXY IS REVOCABLE AT ANY TIME. IF YOU ARE PRESENT AT THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON IF YOU SO DESIRE. YOUR BOARD RECOMMENDS THAT YOU VOTE IN FAVOR OF THE NOMINEES FOR DIRECTORS AND FOR THE OTHER PROPOSALS TO BE CONSIDERED AT THE MEETING.

                                        By Order of the Board of Directors,

                                        Paul J. Ramsay
                                        Chairman of the Board

October 24, 1994

                            RAMSAY HEALTH CARE, INC.
                               One Poydras Plaza
                         639 Loyola Avenue, Suite 1700
                          New Orleans, Louisiana 70113

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                   To Be Held
                               November 28, 1994


General
- - - -------

         This statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ramsay Health Care, Inc. ("RHC" or the "Company") for use at the Annual Meeting of Stockholders (the "Meeting") to be held at the time and place and for the purposes specified in the accompanying Notice of Annual Meeting of Stockholders and at any adjournment or adjournments thereof. When the enclosed proxy (the "Proxy") is properly executed and returned, the shares that it represents will be voted at the Meeting in accordance with the instructions thereon. In the absence of any such instructions, the shares represented thereby will be voted IN FAVOR of the nominees for directors listed on the Proxy and FOR the ratification of the Board of Directors' selection of independent auditors for the Company. Management does not know of any other business to be brought before the Meeting not described herein, but it is intended that as to such other business, a vote may be cast pursuant to the Proxy in accordance with the best judgment of the person or persons acting thereunder. It is anticipated that the proxy materials will be mailed to the stockholders of the Company on or about October 24, 1994.

         It is important that Proxies be returned promptly. Stockholders who do not expect to attend the Meeting in person are urged to mark, sign and date the accompanying form of Proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that their votes can be recorded.

         Any stockholder who executes and delivers a Proxy may revoke it at any time prior to its use by (i) giving written notice of such revocation to the Company, care of the Secretary, One Poydras Plaza, 639 Loyola Avenue, Suite 1700, New Orleans, Louisiana 70113 prior to the Meeting; (ii) executing and delivering a Proxy bearing a later date to the Company, care of the Secretary, One Poydras Plaza, 639 Loyola Avenue, Suite 1700, New Orleans, Louisiana 70113 prior to the Meeting; or (iii) appearing at the Meeting and voting in person.

1994 Annual Report
- - - ------------------

         The Company's 1994 Annual Report on Form 10-K for the fiscal year ended June 30, 1994 is enclosed with this Proxy Statement.

Expenses of Solicitation
- - - ------------------------

         The cost of soliciting Proxies will be borne by the Company. Officers, directors, and employees of the Company may solicit Proxies by telephone, telegram, or personal interview. The Company has also engaged the services of Corporate Communications, Inc. to assist in the solicitation and tabulation of Proxies. The Company estimates that Corporate Communications, Inc. will receive a fee of approximately $3,000, plus expenses, in connection with these services.


Voting
- - - ------

         Holders of record of issued and outstanding shares of (i) common stock, $.01 par value ("Common Stock"), of the Company and (ii) class B convertible preferred stock, Series C, $1.00 par value ("Series C Preferred Stock"), of the Company, in each case as of October 17, 1994 (the "Record Date"), will be entitled to notice of and to vote at the Meeting as described below. On the Record Date, there were issued and outstanding 7,723,799 shares of Common Stock and 142,486 shares of Series C Preferred Stock.

         Each share of Common Stock is entitled to one vote with respect to each matter to be voted on at the Meeting. Each share of Series C Preferred Stock is entitled to ten votes with respect to each matter to be voted on at the Meeting.

         Directors are elected by plurality vote. Adoption of proposal 2 will require the affirmative vote of a majority of the shares of Common Stock and Series C Preferred Stock present and voting thereon at the Meeting. Abstentions will be counted as present for the purpose of determining the presence of a quorum. For the purpose of determining the vote required for approval of matters to be voted on at the Meeting, abstentions will be treated as being "present" and "entitled to vote" on the matter and, thus, an abstention has the same legal effect as a vote against the matter.

         Ramsay Holdings HSA Limited ("Ramsay Holdings") and Paul Ramsay Holdings Pty. Limited ("Holdings Pty.") are the holders of all of the 142,486 issued and outstanding shares of Series C Preferred Stock and Ramsay Holdings is the holder of 1,404,035 shares of Common Stock. Accordingly, as of the Record Date, Ramsay Holdings and Holdings Pty. had an approximate 30.9% voting interest in the Company. To the best of the Company's knowledge, Ramsay Holdings and Holdings Pty. will vote their shares of Common Stock and Series C Preferred Stock in favor of each of the proposals presented at the Meeting. See "Certain Relationships and Related Transactions", "Security Ownership of Certain Beneficial Owners" and "Security Ownership of Management", below.

                            1. ELECTION OF DIRECTORS

          Nine directors will be elected at the Meeting. It is the intention of each of the persons named in the accompanying Proxy to vote the shares represented thereby in favor of the nine nominees listed in the following table, unless contrary instructions are given. All of the nominees are presently serving as directors. In case any nominee is unable or declines to serve, such persons reserve the right to vote the shares represented by such Proxy for another person duly nominated by the Board of Directors in his stead or, if no other person is so nominated, to vote such shares only for the remaining nominees. The Board of Directors has no reason to believe that any persons nominated will be unable or will decline to serve. The directors elected by the stockholders will serve until the next Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

         Certain information concerning the nominees for election as directors is set forth below. Such information was furnished by them to the Company.

                               Principal Occupation for Past Five
Name and Age                   Years and Certain Other Directorships
- - - ------------                   -------------------------------------
Aaron Beam, Jr. (50)           Executive Vice President and Chief Financial Officer of HEALTHSOUTH Corporation (provider of medical rehabilitation services) since prior to 1989; Director of HEALTHSOUTH
                               Corporation since 1993; Director of the Company since 1991.

Gregory H. Browne (41)         Chief Executive Officer of the Company since January 1992; President of the Company from
                               January 1992 to September 1994; Vice-Chairman of the Company since August 1991.  Vice-
                               Chairman of the Board of Ramsay-HMO, Inc. (operator of a health maintenance organization)
                               from November 1989 to May 1994; Chief Executive Officer of Ramsay-HMO, Inc. from November
                               1989 to January 1992; Chief Financial Officer of Ramsay-HMO, Inc. from January 1989 to
                               January 1992; various executive positions with corporations controlled by Paul J. Ramsay from July 1988 to November 1989; Director of the Company since 1990.

Peter J. Evans (45)            Financial consultant to a number of Australian companies; Partner, P.J. Evans & Co., a chartered accounting firm in Australia, since prior to 1989; Former partner in big six accounting firm; Director of Ramsay Health Care Pty. Limited and Prime Television
                               Limited; Director of the Company since 1989.

Robert E. Galloway (49)          Healthcare consultant with Galloway Consulting Group since December 1989; Financial consultant to Graduate Health System (regional health care network of not-for-profit hospitals and a health maintenance organization) and Interim Chief Financial Officer of
                                 Franciscan Sisters of Allegany, New York from July 1991 to January 1992; Senior Vice
                                 President and Chief Financial Officer of Graduate Health System from December 1989 to
                                 July 1991; President of Iberville Properties, Inc. (a medical office property company)
                                 since 1989; President of Sacred Heart Medical Center (Chester, Pennsylvania hospital)
                                 since 1992; various executive positions with corporations controlled by Paul J. Ramsay since prior to 1989 to December 1989; Director of the Company since 1987.

Thomas M. Haythe (55)            Partner, Haythe & Curley (attorneys) since prior to 1989; Director of Novametrix Medical
                                 Systems Inc. (manufacturer of electronic medical instruments), Isomedix Inc. (provider of sterilization services), Guest Supply, Inc. (provider of hotel guest room amenities, accessories and products), and Westerbeke Corporation (manufacturer of marine engine products); Director of the Company since 1987.

Paul J. Ramsay (58)              Chairman of the Board of the Company since July 1988; President of the Company from
                                 February 1988 to July 1988; Chairman of the Board of the Company from November 1987 to
                                 February 1988; involved in the health care industry for more than 25 years; Director of the Company since 1987.

Steven J. Shulman (43)           Executive Vice President of Value Health, Inc. (provider of specialty managed care programs) since prior to 1989; President and Chief Executive Officer of American
                                 PsychManagement, Inc. (wholly-owned subsidiary of Value Health, Inc.) from October 1990 to June 1991; various managerial positions at CIGNA Healthplan, Inc. prior to 1989;
                                 Director of Value Health, Inc.; Director of the Company since 1991.

Michael S. Siddle (45)           Managing Director (Chief Executive Officer) of Ramsay Health Care Pty. Limited (or its
                                 predecessors) and Paul Ramsay Hospitals Pty. Limited since prior to 1989;

                              various executive positions with corporations controlled by Paul J. Ramsay since prior to
                              1989; Director of the Company since 1987.

Bruce R. Soden (40)           Senior Vice President of the Company since October 1988; Vice President of the Company from January 1988 to October 1988; Chief Financial Officer of the Company from September
                              1991 to September 1993 and from January 1988 to October 1988; Director of the Company since September 1993.

Meetings and Committees of the Board of Directors
- - - -------------------------------------------------

         The Board of Directors of the Company met five times and acted once by means of unanimous written consent in fiscal 1994. All of the directors named above (other than Mr. Shulman) attended at least 75% of the meetings of the Board of Directors and meetings of the Committees on which such director served held during the time that such person served. Mr. Shulman attended 60% of such meetings.

         The Company had six standing committees during fiscal 1994: the Executive Committee, the Audit Committee, the Compensation and Conflict of Interest Committee, the Quality Assurance Committee, the Independent Directors Committee and the Operations Committee.

         The Executive Committee presently is composed of Messrs. Browne, Haythe and Ramsay. The Committee's function is to act in the place and stead of the Board to the extent permitted by law on matters which require Board action between meetings of the Board of Directors. The Executive Committee did not meet during fiscal 1994.

         The Audit Committee presently is composed of Messrs. Beam, Evans and Haythe. The Audit Committee's functions include reviewing the results of the reports and audits by the Company's independent public accountants and making recommendations to the Board of Directors with respect to accounting practices and procedures and internal controls. The Audit Committee of the Company met once during fiscal 1994.

         The Compensation and Conflict of Interest Committee (the "Compensation Committee") presently is composed of Messrs. Beam, Evans and Haythe. The Compensation Committee's functions include reviewing and recommending remuneration arrangements for senior officers and for members of the Board of Directors, adopting compensation plans in which officers and directors are eligible to participate, granting stock options under the Company's stock option plans, establishing personnel policies and other important personnel matters, nominating senior officers, resolving matters involving possible conflicts of interest, and providing for management succession. The Compensation Committee met three times during fiscal 1994.

         The Quality Assurance Committee presently is composed of Messrs. Galloway and Shulman. The Committee's functions are to review and monitor the clinical functions of the Company, to administer peer review and a case management system, and to implement a professional education program. The Quality Assurance Committee did not meet during fiscal 1994.

         The Independent Directors Committee presently is composed of Messrs. Beam, Galloway, Haythe and Shulman. The Committee's function is to review all transactions between the Company and persons affiliated with Paul J. Ramsay or any entity in which Paul J. Ramsay directly or indirectly has an equity interest. See "Security Ownership of Certain Beneficial Owners" and "Security Ownership of Management" below for information concerning Mr. Ramsay's beneficial ownership of the stock of the Company. The Independent Directors Committee did not meet during fiscal 1994.

         The Operations Committee presently is composed of Messrs. Browne, Evans, Ramsay, Siddle and Soden. The Committee's function is to review the Company's operations on a divisional and hospital-by-hospital basis. The Operations Committee met five times during fiscal 1994.

         The Company does not have a nominating committee and has established no procedures whereby nominees for director may be recommended by stockholders.


Compensation of Directors
- - - -------------------------

         The Company pays directors who are not employees of the Company an annual fee of $12,000 and a fee of $3,000 for each of the first four meetings of the Board of Directors attended during the year, with no additional compensation to be paid for attendance at additional meetings. Additionally, the Company reimburses directors for out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors and committees of the Board of Directors.

         During the fiscal year ended June 30, 1994, Messrs. Beam, Evans, Galloway, Haythe, Shulman, Siddle and Soden each received options to purchase 7,500 shares of Common Stock. Options granted to directors have a ten year term and an exercise price of 100% of the fair market value of the Common Stock on the date of grant.

Executive Compensation

         The following table sets forth information for the fiscal years ended June 30, 1994, 1993 and 1992 concerning the compensation paid or awarded to the Chief Executive Officer and the other most highly compensated executive officers of the Company.

                                                      SUMMARY COMPENSATION TABLE

                                                                                  Long Term
                                                                                 Compensation
                                                   Annual Compensation              Awards
                                          -----------------------------------    -------------
                              Fiscal
                               Year                              Other Annual                       All Other
                               Ended      Salary      Bonus      Compensation    Stock Options    Compensation
Name and Principal Position   June 30       ($)        ($)           ($)             (#)              ($)
- - - ---------------------------   -------     ------      -----      ------------    -------------    ------------
Gregory H. Browne             1994       206,472         --          27,860(8)            --            --
Chief Executive Officer       1993       217,413         --          29,024(8)       250,000(2)         --
                              1992        83,734         --              --          208,334            --


Reynold J. Jennings (1)       1994       141,162         --          12,150(8)       100,000(3)      7,319(4)
President and                 1993           --          --              --               --            --
Chief Operating Officer       1992           --          --              --               --            --


Bruce R. Soden                1994       117,335     20,000          44,653(10)        7,500       66,668(11)
Senior Vice President         1993       125,517         --          26,878 (8)       50,000(5)         --
                              1992            --         --              --           33,334            --




Wallace E. Smith              1994       164,708         --              --            5,000           836
Senior Vice President -       1993       142,063     27,761              --           50,000(5)      1,273
Regional Operations           1992       109,057     49,159              --           23,334         1,071


Rea A. Oliver (9)             1994       108,554     32,500              --               --           627
Vice President - Regional     1993       102,198     37,697              --           30,000(6)        813
Operations                    1992           --          --              --               --            --



John A. Quinn                 1994       131,623     17,500              --            5,000           481
Vice President - Regional     1993       117,032         --              --           30,000(7)         --
Operations                    1992        91,737      8,016              --           25,000            --


(1) Mr. Jennings commenced employment with the Company as Chief Operating Officer on November 8, 1993. Mr. Jennings was appointed President in September 1994.
(2) Includes repricing of options to purchase an aggregate of 215,000 shares of Common Stock.
(3) Grant and subsequent repricing of options to purchase an aggregate of 100,000 shares of Common Stock.
(4) Represents the benefit to Mr. Jennings of premiums paid by the Company with respect to a split-dollar insurance arrangement, which benefit was determined by calculating the time value of money of the premiums paid by the Company during fiscal year 1994 from the date premiums were paid until the date (March
     1999) premiums are expected to be repaid to the Company.
(5) Includes repricing of options to purchase an aggregate of 40,000 shares of Common Stock.
(6) Includes repricing of options to purchase an aggregate of 20,000 shares of Common Stock.
(7) Includes repricing of options to purchase an aggregate of 25,000 shares of Common Stock.
(8) Includes housing allowance for Mr. Browne of approximately $20,000, for Mr. Jennings of approximately
     $9,000, and for Mr. Soden of approximately $18,000.
(9)  Mr. Oliver terminated employment with the Company in March 1994.
(10) Includes housing allowance of approximately $28,000 and other living expenses of approximately $16,000.
(11) Represents payment for consulting services rendered while Mr. Soden was a director of the Company.

         The following table sets forth the grants of stock options to the executive officers named in the Summary Compensation Table during the fiscal year ended June 30, 1994. The Table also includes options which were repriced during the fiscal year. The amounts shown for each of the named executive officers as potential realizable values are based on arbitrarily assumed annualized rates of stock price appreciation of five percent and ten percent over the exercise price of the options during the full terms of the options.
No gain to the optionees is possible without an increase in stock price which will benefit all stockholders proportionately. These potential realizable values are based solely on arbitrarily assumed rates of appreciation required by applicable Securities and Exchange Commission regulations. Actual gains, if any, on option exercises and holdings of Common Stock are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.

                       STOCK OPTION GRANTS IN FISCAL 1994

                                                                                      Potential Realizable
                                                                                        Value at Assumed
                                                                                      Annual Rates of Stock
                                                 Individual                            Price Appreciation
                                                   Grants                                for Option Term
                          -------------------------------------------------------     ---------------------
                                          % of Total
                                           Options
                                          Granted to     Exercise or
                            Options      Employees in    Base Price    Expiration
          Name            Granted (#)    Fiscal Year       ($/Sh)         Date         5%($)      10%($)
          ----            -----------    ------------    ----------    ----------     ------      -------
 Gregory H. Browne           None            --              --            --              --          --

 Reynold J. Jennings      100,000(1)         23.3%           $6.875       2003       $379,000    $934,000

 Bruce R. Soden             7,500(2)          1.8%           $6.875       2004         32,500      82,200

 Wallace E. Smith           5,000(2)          1.2%           $6.875       2004         21,600      54,800

 Rea A. Oliver (3)           None            --              --            --              --          --

 John A. Quinn              5,000(2)          1.2%           $6.875       2004         21,600      54,800


(1) Options for 100,000 shares were granted to Mr. Jennings on November 9, 1993 at $7.875 per share and were repriced to $6.875 per share on May 26, 1994. Options are exercisable in increments of 25%, beginning November 9, 1993 and include a reload feature.
(2) Options are exercisable beginning May 26, 1994 and include a reload feature.
(3)      Mr. Oliver resigned from the Company in March 1994.

         The following table summarizes stock options exercised during fiscal 1994 and the number and value of options held by the executive officers named in the Summary Compensation Table at June 30, 1994.

                   STOCK OPTION EXERCISES IN FISCAL 1994 AND
                      STOCK OPTION VALUES AT JUNE 30, 1994


                                                     Number of Unexercised          Value of Unexercised
                                                    Options at June 30, 1994        In-the-Money Options
                                                              (#)                 at June 30, 1994 ($) (1)
                                                  ---------------------------    ---------------------------
                          Shares
                         Acquired
                            on          Value
         Name            Exercise     Realized    Exercisable   Unexercisable    Exercisable   Unexercisable
         ----            --------     --------    -----------   -------------    -----------   -------------
 Gregory H. Browne              --           --       150,000         100,000       $251,650        $175,000

 Reynold J. Jennings            --           --        25,000          75,000             --              --

 Bruce R. Soden                 --           --        50,000           7,500         84,400              --

 Wallace E. Smith               --           --        50,000           5,000         84,400              --

 Rea A. Oliver  (2)         26,666      $76,900            --              --             --              --

 John A. Quinn                  --           --        30,000           5,000         50,950              --





 (1) In-the-money options are those where the fair market value of the underlying Common Stock exceeds the exercise price of the option. The value of in-the-money options is determined in accordance with regulations of the Securities and Exchange Commission by subtracting the aggregate exercise price of the option from the aggregate year-end value of the underlying Common Stock.

 (2)      Mr. Oliver resigned from the Company in March 1994.

         As noted previously, the stock options granted to Mr. Jennings in November 1993 were repriced in May 1994. In accordance with applicable Securities and Exchange Commission regulations, the following table sets forth information as to the repricings of all options held by each executive officer of the Company named in the Summary Compensation Table during the past ten fiscal years.

                           TEN-YEAR OPTION REPRICINGS


                                                                                                    Length of
                                                                                                    Original
                                                                                                     Option
                                                             Market                                   Term
                                                              Price        Exercise                 Remaining
                                              Number of    of Stock at     Price at                    at
                                               Options       Time of       Time of                   Date of
                                              Repriced      Repricing     Repricing       New       Repricing
                                                 or            or             or        Exercise       or
         Name                  Date            Amended      Amendment     Amendment      Price      Amendment
         ----                  ----            -------      ---------     ---------     --------    ---------
 Gregory H. Browne      November 16, 1992       6,666        $5.00         $7.50          $5.00      3 years
                                                8,334         5.00          7.00           5.00      8 years
                                              200,000         5.00          7.00           5.00      9 years
                        April 7, 1992           8,334         7.00          9.75           7.00      9 years
                                              100,000         7.00          8.75           7.00     10 years
                        November 11, 1991       8,334         9.75         14.13           9.75     10 years

 Reynold J. Jennings    May 26, 1994          100,000         6.88          7.88           6.88      9 years

 Bruce R. Soden         November 16, 1992       6,666         5.00          7.50           5.00      3 years
                                               18,334         5.00          7.00           5.00      8 years
                                               15,000         5.00          7.00           5.00      9 years
                        April 7, 1992          18,334         7.00          9.75           7.00      9 years
                                               15,000         7.00          8.75           7.00     10 years
                        November 11, 1991      18,334         9.75         14.56           9.75     10 years

 Wallace E. Smith       November 16, 1992      16,666         5.00          7.00           5.00      3 years
                                               23,334         5.00          7.00           5.00      8 years
                        April 7, 1992          16,666         7.00          9.75           7.00      4 years
                                               23,334         7.00          9.75           7.00      9 years
                        November 11, 1991      23,334         9.75         14.13           9.75     10 years

 Rea A. Oliver (1)      November 16, 1992      15,000         5.00          7.00           5.00      9 years
                                                5,000         5.00          7.00           5.00      8 years
                        April 7, 1992           5,000         7.00          9.75           7.00     10 years
                                                5,000         7.00          8.75           7.00     10 years
                                                5,000         7.00          9.75           7.00      9 years
                        November 11, 1991       5,000         9.75         14.13           9.75     10 years

 John A. Quinn          November 16, 1992      15,000         5.00          7.00           5.00      9 years
                                               10,000         5.00          7.00           5.00      8 years
                        April 7, 1992          15,000         7.00          9.75           7.00     10 years
                                               10,000         7.00          9.75           7.00      9 years
                        November 11, 1991      10,000         9.75         14.13           9.75     10 years

_________________________
(1) Mr. Oliver resigned from the Company in March 1994.

Employment Agreements
- - - ---------------------

         In January 1992, the Company entered into an employment agreement with Gregory H. Browne, Chief Executive Officer of the Company, providing for the payment of an initial annual base salary of $200,000, subject to annual increases determined by the Company's Board of Directors and minimum annual increases based on the Consumer Price Index. The agreement was for an initial term of two years with annual renewals. Mr. Browne's agreement was renewed in January 1994 and his salary in fiscal 1994 totalled approximately $206,000. Pursuant to the employment agreement, the Company has agreed to provide Mr. Browne with housing and automobile allowances and reimbursement of certain travel expenses. The agreement also provides for the payment to Mr. Browne of an annual bonus equal to the product of Mr. Browne's base salary multiplied by the positive percentage change in earnings per share of the Company from the earnings per share of the Company for the immediately preceding calendar year. Pursuant to the agreement, Mr. Browne's employment by the Company may be terminated by either the Company or Mr. Browne, provided, that if the Company terminates his employment without due cause, Mr. Browne will be entitled to receive a severance payment to be determined by the Board of Directors. The agreement also provides for a lump sum cash payment to Mr. Browne of his base salary for the remaining term of the agreement upon the termination of his employment for any reason following certain change of control events involving the Company.

         On October 2, 1993, the Company entered into a three-year employment agreement with Reynold J. Jennings, President and Chief Operating Officer of the Company. The agreement was amended in May 1994 and June 1994. The agreement provides for a base salary of $225,000 per annum and a bonus in an amount equal to 2% of any increase in operating income, as defined in the agreement, of the Company between fiscal years (or portion thereof in the case of the fiscal years corresponding with the year of employment and termination). The agreement provides for an additional bonus in an amount determined by the Board of Directors and based in part on additional activities of Mr. Jennings and quality matters, a $25,000 bonus on the first anniversary of the commencement of Mr. Jennings' employment and a $50,000 bonus in the event that Mr. Jennings remains in the Company's employ until December 31, 1994. The agreement also provides for a split-dollar insurance arrangement, pursuant to which the Company will pay semi-annual premium costs of up to $50,000 (up to a maximum of $300,000) on life insurance for Mr. Jennings. Mr. Jennings' employment agreement gives him the right to cause the Company to purchase from him, beginning on May 31, 1998 or the date of termination of his employment (if other than by reason of death, disability or for due cause), the options to purchase 100,000 shares of Common Stock granted to him pursuant to his employment agreement at a price of $4.00 per share (as adjusted for stock dividends or splits). The agreement also provides for an automobile allowance. Pursuant to the agreement, Mr. Jennings' employment by the Company may be terminated by either the Company or Mr. Jennings; however, in the event the Company terminates Mr. Jennings' employment without due cause, the Company must provide Mr. Jennings with 9 months' notice. The agreement also provides for a lump sum cash payment to Mr. Jennings of his bonus and twelve months base salary upon the termination of his employment for any reason following certain change of control events involving the Company.

         In January 1992, the Company entered into employment agreements with Wallace E. Smith, Vice President - Regional Operations and John A. Quinn, Vice President - Regional Operations, for the payment of initial base salaries to Mr. Smith and Mr. Quinn of $125,000 and $115,000, respectively, subject to annual review by the Board of Directors. Effective June 1992, Mr. Smith was named Senior Vice President - Regional Operations and his salary was increased to $140,000. In July 1993, Mr. Smith's and Mr. Quinn's salaries were increased to $160,000 and $126,500, respectively. The agreements also provide for the payment to Mr. Smith and Mr. Quinn of a bonus of up to 30% of their respective base salaries based upon the attainment of certain performance targets, as well as for the reimbursement of reasonable expenses incurred by them in the performance of their duties, an automobile allowance and the reimbursement of certain relocation expenses. Pursuant to the agreements, if the Company terminates either of the agreements for any reason other than due cause or because of the death of the employee, the employee will be entitled to receive his base salary for a period of six months.

         In October 1992, the Company entered into an employment agreement with Rea A. Oliver, Vice President - Regional Operations, providing for the payment of an initial base salary of $105,000, subject to review by the Board of Directors. In July 1993, Mr. Oliver's salary was increased to $120,000. The agreement also provided for the payment of a bonus of up to 100% of Mr. Oliver's base salary in the event the Company and Mr. Oliver achieve certain performance targets and provided for an automobile allowance and the reimbursement of certain relocation expenses. Mr. Oliver resigned from the Company in March 1994.

Compliance with Section 16(a) of the
Securities Exchange Act of 1934
- - - ------------------------------------

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

         The Company notes that each of Willian N. Nyman and Aaron Beam, Jr. inadvertently filed one late report relating to their exercise of stock options and sale of the underlying shares of Common Stock. The Company believes that for the period ending June 30, 1994, except as provided above, its executive officers, directors and greater than ten percent stockholders complied with all
Section 16(a) filing requirements.


Certain Relationships and Related Transactions
- - - ----------------------------------------------

         At August 1, 1994, Ramsay Holdings and Holdings Pty. owned of record approximately 18.2% of the issued and outstanding shares of Common Stock, and 100% of the issued and outstanding shares of Series C Preferred Stock, and had an approximate 30.9% voting interest in the Company.

         As a result of certain financing transactions involving Ramsay Holdings, other corporations (not including the Company) affiliated with Paul
J. Ramsay and an Australian bank lender, the Common Stock and the Series C Preferred Stock held by Ramsay Holdings, and the Series C Preferred Stock held by Holdings Pty., have been pledged to the Australian bank lender.

         In June 1992, the Company entered into a management agreement (the "Management Agreement") with Ramsay Health Care Pty. Limited, an affiliate of Paul J. Ramsay. The term of the Management Agreement commenced on November 1, 1992 and will terminate upon the earlier of (i) October 31, 1997 or (ii) one year after written notice of termination is given by either party. The Management Agreement provides for the payment of an annual management fee of $677,422, subject to increases based on increases in the Consumer Price Index and subject to certain restrictions set forth in certain loan agreements to which the Company is party. For services under the Management Agreement, Ramsay Health Care Pty. Limited received approximately $698,000 for the year ended June 30, 1994.

         Thomas M. Haythe, a director of the Company, is a partner of the New York City law firm of Haythe & Curley, which firm rendered legal services to the Company during fiscal year 1994 and will continue to render legal services to the Company in the future.

         Robert E. Galloway, a director of the Company, rendered consulting services to the Company during fiscal year 1994 and will continue to render such services to the Company in the future. Mr. Galloway received $90,650 for his services. During the period that Bruce R. Soden was a director of the Company, Mr. Soden rendered consulting services to the Company. See "Executive Compensation" above.


Compensation Committee Interlocks
and Insider Participation
- - - ---------------------------------

         The members of the Compensation Committee of the Board of Directors are Aaron Beam, Jr., Peter J. Evans and Thomas M. Haythe. Mr. Evans is a director of Ramsay Health Care Pty. Limited, which provides management services to the Company for which it receives an annual management fee. Mr. Haythe is a partner of the New York City law firm of Haythe & Curley, which firm rendered legal services to the Company during the last fiscal year and will continue to render legal services to the Company in the future. See "Certain Relationships and Related Transactions" above.

Compensation Committee Report
on Executive Compensation
- - - -----------------------------

         The Compensation Committee of the Board of Directors determines the compensation arrangements for executive officers of the Company. The Company's executive compensation program is designed to attract, motivate, reward and retain individuals with the executive and management skills needed to achieve the Company's business objectives. The compensation program accomplishes this goal by providing the Company's executives with incentives which reward achievement of both short- and long-term objectives that contribute to the growth and profitability of the Company, and which link executive pay with the interests of the Company's stockholders.

         The Company's executive compensation program consists of base salary, bonuses and stock options. The Company's salary levels are determined by comparisons with companies of similar size and complexity in the behavioral health care industry. Salary increases are determined in light of the financial performance of the Company, the individual performance of the executive and any increased responsibilities assumed by the executive. The salary for Mr. Browne is determined pursuant to the terms of his employment agreement with the Company, which in turn was based on the foregoing considerations.

         Mr. Browne's employment agreement provides for a bonus equal to the product of Mr. Browne's base salary multiplied by the positive percentage change in earnings per share of the Company for the calendar year from the earnings per share of the Company for the immediately preceding calendar year. Mr. Browne did not receive a bonus for the last calendar year.

         The Company may also award bonuses to other executives based on the level of financial performance achieved by the Company and the individual accomplishments of the executive, as evaluated by the Chief Executive Officer of the Company. The chief executive officer of each hospital is entitled to an annual bonus if operating income for the hospital improves over operating income of the hospital for the previous year, with a stipulation that no bonus is payable if certain quality of care levels are not attained.

         The Company periodically grants stock options to its executive officers and other key employees. Stock option grants are intended to provide the Company's executives and other key employees with a significant incentive to work to maximize stockholder value. The Committee believes that by providing its executives and key employees who have substantial responsibility for the management and growth of the Company with an opportunity to profit from increases in the value of the Company's stock, the interests of the Company's stockholders and executives will be most closely aligned.

         Over the past several years, pressure from payors to contain and reduce costs has lead to decreased lengths of hospital stays and a reduction in hospital occupancy levels in the psychiatric health care industry. These cost pressures, combined with negative publicity about the psychiatric health care industry, have caused the industry to fall out of favor in the investment community. Given these adverse conditions in the industry, and the relatively substantial amount by which the exercise price of stock options held by the Chief Executive Officer and other executives exceeded the market price of the Common Stock, the Compensation Committee determined that the stock option component of the Company's executive compensation program was not having its intended effect of giving the Company's executives a significant incentive to accomplish the Company's business objectives. Accordingly, on May 26, 1994, the exercise price of options held by the President and Chief Operating Officer and one other executive was reduced from $7.875 to $6.875 per share. This repricing was intended to restore the incentive of the stock option element of the Company's compensation program by providing these individuals with a financial opportunity consistent with the returns expected to be generated by them on behalf of the Company's stockholders as the industry recovers.


                                  THE COMPENSATION AND CONFLICT OF INTEREST
                                  COMMITTEE OF THE BOARD OF DIRECTORS

                                      Aaron Beam, Jr.
                                      Peter J. Evans
                                      Thomas M. Haythe

Performance Graph
- - - -----------------

         The following performance graph compares the cumulative total return on the Company's Common Stock to the NASDAQ Composite Index, a 1994 peer group and a 1993 peer group. The 1994 peer group consists of Community Psychiatric Centers, Charter Medical Corporation, Comprehensive Care Corporation, and Mental Health Management, Inc. The Company believes that these peer companies, which are engaged in the behavioral health services industry are most comparable to the Company, within the parameters set by the Securities and Exchange Commission. The 1993 peer group consisted of Community Psychiatric Centers, National Medical Enterprises, Inc. and Comprehensive Care Corporation. National Medical Enterprises, Inc. was not included in the peer group this year due to its divestiture of its psychiatric healthcare operations. Charter Medical Corporation and Mental Health Management, Inc. were included in the peer group this year because of changes made in the Company's operations in fiscal 1994 (e.g., the Company's expansion into managed mental health care) which more closely align the Company with these entities. The graph assumes that $100 was invested in the Common Stock, the NASDAQ Composite Index, the 1994 peer group and the 1993 peer group on June 30, 1989 and that all dividends were reinvested.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
       AMONG RAMSAY HEALTH CARE, INC., THE NASDAQ STOCK MARKET-US INDEX,
                    A 1994 PEER GROUP AND A 1993 PEER GROUP





                                    (GRAPH)




                                                 Cumulative Total Return
                                      -----------------------------------------
                                      6/89  6/90    6/91  6/92    6/93     6/94
Ramsay Health Care Inc                100     85    135     60      62       67

1994 PEER GROUP                       100     92    106     42      42       48

1993 PEER GROUP                       100    116    136     81      65       91

NASDAQ STOCKMRKT - US                 100    108    114    137     172      173


*        $100 INVESTED ON 06/30/89 IN STOCK OR INDEX -
         INCLUDING REINVESTMENT OF DIVIDENDS.
         FISCAL YEAR ENDING JUNE 30.

Security Ownership of Certain Beneficial Owners
- - - -----------------------------------------------

         The stockholders (including any "group," as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who, to the knowledge of the Board of Directors of the Company, owned beneficially more than five percent of any class of the outstanding voting securities of the Company as of August 1, 1994, and their respective shareholdings as of such date (according to information furnished by them to the Company), are set forth in the following table. Except as indicated in the footnotes to the table, all of such shares are owned with sole voting and investment power.



  Name and Address                                   Title                 Number of              Percentage
  Beneficial Owner                                  of Class              Shares Owned             of Class
 -----------------                                  --------              ------------            ----------
 Paul J. Ramsay                                     Common                 3,078,895 (1)               32.7%
   Paul Ramsay Group
   156 Pacific Highway                              Series C
   Greenwich, NSW 2065                              Preferred                142,486 (2)              100.0%
   Australia

 Ramsay Holdings HSA Limited                        Common                 2,117,065 (3)               25.1%
   c/o Haythe & Curley
   237 Park Avenue                                  Series C
   New York, New York  10017                        Preferred                 71,303                   50.0%

 Paul Ramsay Holdings Pty. Limited                  Common                   711,830 (4)                8.4%
   c/o Haythe & Curley
   237 Park Avenue                                  Series C
   New York, New York  10017                        Preferred                 71,183                   50.0%

 UBS Asset Management (New York) Inc.               Common                   453,700  (5)               5.9%
   1211 Avenue of the Americas
   New York, New York  10036-8796

  Name and Address                                   Title                 Number of                 Percentage
  Beneficial Owner                                  of Class             Shares Owned                 of Class
 -----------------                                  --------             ------------                ----------
 Brinson Holdings, Inc.                             Common                  757,900  (6)                9.8%
 Brinson Partners, Inc.
 Brinson Trust Company
   209 South LaSalle
   Chicago, Illinois 60604-1295


 David B. Heller                                    Common                  751,000  (7)                9.7%
 Advisory Research, Inc.
   Two Prudential Plaza
   180 N. Stetson, Suite 5780
   Chicago, Illinois  60601


 Marvin C. Schwartz                                 Common                   403,500 (8)                5.2%
 c/o Neuberger & Berman
   605 Third Avenue
   New York, New York 10158-3658





(1) Mr. Ramsay's beneficial ownership of Common Stock is based on 2,117,065 shares of Common Stock beneficially owned by Ramsay Holdings and 711,830 shares of Common Stock beneficially owned by Holdings Pty., which entities Mr. Ramsay indirectly controls, and 250,000 shares of Common Stock issuable upon the exercise of currently exercisable options to purchase shares of Common Stock granted pursuant to the Company's 1990 Stock Option Plan and 1991 Stock Option Plan.

(2) Ramsay Holdings, a company Mr. Ramsay indirectly controls, owns 71,303 shares of Series C Preferred Stock and Holdings Pty., a company which Mr. Ramsay indirectly controls, owns 71,183 shares of Series C Preferred Stock.

(3) Based on 1,404,035 shares of Common Stock currently owned of record by Ramsay Holdings and 713,030 shares of Common Stock issuable upon the conversion of the 71,303 shares of Series C Preferred Stock currently outstanding and owned by Ramsay Holdings.

(4) Based on 711,830 shares of Common Stock issuable upon the conversion of the 71,183 shares of Series C Preferred Stock currently outstanding and owned by Holdings Pty.

(5) Information as to the holdings of UBS Asset Management (New York) Inc. ("UBS") is based upon a report on Schedule 13G filed with the Securities and Exchange Commission. Such report indicates that 405,500 shares were owned with sole voting power and 453,700 shares were owned with sole dispositive power. Such report indicates that UBS is an investment adviser registered under the Investment Advisers Act of 1940.

(6) Information as to the holdings of Brinson Holdings, Inc. ("BHI"), Brinson Partners, Inc. ("BPI") and Brinson Trust Company ("BTC") is based upon a report on Schedule 13G filed with the Securities and Exchange Commission. Such report indicates that 345,803 shares were owned by BPI with sole voting and sole dispositive power and 412,097 shares were owned by BTC with sole voting and sole dispositive power. Such report indicates that BTC is a bank and the wholly-owned subsidiary of BPI, an investment adviser registered under the Investment Advisers Act of 1940, which in turn is a wholly-owned subsidiary of BHI, a parent holding company.

(7) Information as to the holdings of David B. Heller and Advisory Research, Inc. ("Advisory") is based upon a report on Schedule 13G filed with the Securities and Exchange Commission. Such report indicates that 751,000 shares were owned with shared voting and dispositive power. Such report indicates that Advisory is an investment adviser registered under the Investment Advisers Act of 1940 and that Mr. Heller is the President of Advisory.

(8) Information as to the holding of Marvin C. Schwartz is based upon a report on Schedule 13D filed with the Securities and Exchange Commission. Such report indicates that 148,000 shares were owned with sole voting and dispositive power; 127,500 shares were held with shared voting power and 255,500 shares were owned with shared dispositive power.

Security Ownership of Management
- - - --------------------------------

         The following table sets forth, as of August 1, 1994, the number of shares of Common Stock of the Company beneficially owned by each of the Company's directors and nominees for directors, each executive officer named in the Summary Compensation Table, and all directors and executive officers as a group, based upon information obtained from such persons.

                                                                                            Percentage
  Name and Address                       Title of                   Number of                   of
  Beneficial Owner                        Class                  Shares Owned(1)             Class(1)
 -----------------                       --------               -----------------           ----------
 Paul J. Ramsay                           Common                   3,078,895 (2)                32.7%

                                          Series C
                                          Preferred                  142,486 (3)               100.0%

 Aaron Beam, Jr.                          Common                      10,000 (4)                 *

 Gregory H. Browne                        Common                     152,000 (5)                 1.9%

 Peter Evans                              Common                      25,000 (6)                 *

 Robert E. Galloway                       Common                      25,250 (7)                 *

 Thomas M. Haythe                         Common                      25,000 (6)                 *

 Steven J. Shulman                        Common                      25,000 (6)                 *

 Michael S. Siddle                        Common                      51,667 (8)                 *

 Bruce R. Soden                           Common                      51,000 (9)                 *


                                                                                                     Percentage
 Name and Address                                   Title of                 Number of                  of
  Beneficial Owner                                   Class                 Shares Owned(1)            Class(1)
 -----------------                                  --------              -----------------          ----------
 Reynold J. Jennings                                Common                  31,300 (10)                *

 Rea A. Oliver (14)                                 Common                     ---                     *

 John A. Quinn                                      Common                  30,000 (11)                *

 Wallace E. Smith                                   Common                  50,400 (12)                *

 All directors, executive
   officers and other officers
    as a group (16 persons)                         Common               3,612,180 (2)  (4)           36.6%
                                                                                   (5)  (6)
                                                                                   (7)  (8)
                                                                                   (9)  (10)
                                                                                   (11) (12)
                                                                                   (13)
                                                    Series C
                                                    Preferred               142,486 (3)              100.0%




(*)      Indicates ownership percentage of less than one percent (1%).

(1) Includes all shares that each named person is entitled to receive within 60 days, through the exercise of any option, warrant, conversion right, or similar arrangement. Such shares are deemed to be owned and outstanding by such person individually, and by all directors and officers as a group, for purposes of calculating the number of shares owned and the percentage of class for each such named person and the group, but are not deemed to be outstanding for purposes of such calculations for any other named person.

(2) Mr. Ramsay's beneficial ownership of Common Stock is based on 2,117,065 shares of Common Stock beneficially owned by Ramsay Holdings and 711,830 shares of Common Stock beneficially owned by Holdings Pty., which entities Mr. Ramsay indirectly controls (see "Security Ownership of Certain Beneficial Owners"), and 250,000 shares of Common Stock issuable upon the exercise of currently exercisable options to purchase shares of Common Stock granted pursuant to the Company's 1990 Stock Option Plan and 1991 Stock Option Plan.

(3) Ramsay Holdings, a company which Mr. Ramsay indirectly controls, owns 71,303 shares of Series C Preferred Stock and Holdings Pty., a company which Mr. Ramsay indirectly controls, owns 71,183 shares of Series C Preferred Stock.

(4) Includes 10,000 shares of Common Stock issuable upon the exercise of currently exercisable options to purchase shares of Common Stock pursuant to the Company's 1991 Stock Option Plan.

(5) Includes 150,000 shares of Common Stock issuable upon the exercise of currently exercisable options to purchase shares of Common Stock pursuant to the Company's 1990 Stock Option Plan and 1991 Stock Option Plan.

(6) Consists of 25,000 shares of Common Stock issuable upon the exercise of currently exercisable options to purchase shares of Common Stock pursuant to the Company's 1990 Stock Option Plan and 1991 Stock Option Plan.

(7) Includes 25,000 shares of Common Stock issuable upon the exercise of currently exercisable options to purchase shares of Common Stock pursuant to the Company's 1990 Stock Option Plan and 1991 Stock Option Plan.

(8) Consists of 51,667 shares of Common Stock issuable upon the exercise of currently exercisable options to purchase shares of Common Stock pursuant to the Company's 1990 Stock Option Plan and 1991 Stock Option Plan.

(9) Includes 50,000 shares of Common Stock issuable upon the exercise of currently exercisable options to purchase shares of Common Stock pursuant to the Company's 1990 Stock Option Plan and 1991 Stock Option Plan.

(10) Includes 25,000 shares of Common Stock issuable upon the exercise of currently exercisable options to purchase shares of Common Stock pursuant to the Company's 1991 Stock Option Plan.

(11) Consists of 30,000 shares of Common Stock issuable upon the exercise of currently exercisable options to purchase shares of Common Stock pursuant to the Company's 1990 Stock Option Plan and 1991 Stock Option Plan.

(12) Includes 50,000 shares of Common Stock issuable upon the exercise of currently exercisable options to purchase shares of Common Stock pursuant to the Company's 1990 Stock Option Plan and 1991 Stock Option Plan.

(13) Includes 56,668 shares of Common Stock issuable upon the exercise of currently exercisable options to purchase shares of Common Stock granted pursuant to the Company's 1990 Stock Option Plan and 1991 Stock Option Plan to officers of the Company not listed in the above table.

(14)     Mr. Oliver resigned from the Company in March 1994.

                 2.       RATIFICATION OF SELECTION
                          OF INDEPENDENT AUDITORS

                 The Board of Directors has selected Ernst & Young LLP to serve as independent auditors for the Company for the fiscal year ending June 30, 1995. The Board of Directors considers Ernst & Young LLP to be eminently qualified.

                 Although it is not required to do so, the Board of Directors is submitting its selection of the Company's auditors for ratification at the Meeting, in order to ascertain the views of stockholders regarding such selection. If the selection is not ratified, the Board of Directors will reconsider its selection.

                 The Board of Directors recommends that stockholders vote FOR ratification of the selection of Ernst & Young LLP to examine the financial statements of the Company for the Company's fiscal year ending June 30, 1995. It is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in favor of such ratification unless otherwise instructed therein.

                 A representative of Ernst & Young LLP will be present at the Meeting with the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions.

                 3.  OTHER MATTERS

                 The Board of Directors of the Company does not know of any other matters that may be brought before the Meeting. However, if any such other matters are properly presented for action, it is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in accordance with their best judgment on such matters.


Stockholder Proposals
- - - ---------------------

                 Stockholder proposals intended to be presented at the next Annual Meeting of Stockholders of the Company must be received by the Company by June 27, 1995, in order to be considered for inclusion in the Company's proxy statement relating to such meeting.


October 24, 1994

                            RAMSAY HEALTH CARE, INC.

          PROXY -- ANNUAL MEETING OF STOCKHOLDERS -- NOVEMBER 28, 1994

   The undersigned, a stockholder of RAMSAY HEALTH CARE, INC., does hereby appoint Paul J. Ramsay and Gregory H. Browne, or either of them, with full power of substitution, the undersigned's proxies, to appear and vote all shares of Common Stock or Class B Convertible Preferred Stock, Series C of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Monday, November 28, 1994 at 2:00 P.M., local time, or at any adjournment thereof, upon such matters as may properly come before the Meeting.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

   The undersigned hereby instructs said proxies or their substitutes to vote as specified below on each of the following matters and in accordance with their best judgment on any other matters which may properly come before the Meeting.

1. Election of Directors     / / FOR all the nominees listed (except as marked
                                 to the contrary below).
                             / / WITHHOLD AUTHORITY to vote for the nominees
                                 listed below.

  Aaron Beam, Jr., Gregory H. Browne, Peter J. Evans, Robert E. Galloway, Thomas
  M. Haythe, Paul J. Ramsay, Steven J. Shulman, Michael S. Siddle and Bruce R. Soden

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

________________________________________________________________________________

2. Ratification of appointment of Ernst & Young LLP as independent auditors for the fiscal year ending June 30, 1994.
   FOR / /          AGAINST / /          ABSTAIN / /

The Board of Directors favors a vote "FOR" each item.

        THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED AS TO ANY OF ITEMS 1, OR 2 THEY WILL BE VOTED IN FAVOR OF THE ITEM(S) FOR WHICH NO DIRECTION IS INDICATED.

                                      IMPORTANT: Before returning this Proxy,
                                      please sign your name or names on the
                                      line(s) below exactly as shown thereon.
                                      Executors, shareholders, trustees,
                                      guardians or corporate officers should
                                      indicate their full titles when signing.
                                      Where shares are registered in the name
                                      of joint tenants or trustees, such joint tenant or trustee should sign.

                                      Dated: ______________________________ 1994

                                      __________________________________________
                                                      Entity Name

                                      ___________________________________ (L.S.)

                                      ___________________________________ (L.S.)
                                      Stockholder(s) Sign Here

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED
                                  ENVELOPE.